Exhibit 10.6

THIRD AMENDMENT TO RESTRUCTURING AGREEMENT

THIS THIRD AMENDMENT TO RESTRUCTURING AGREEMENT (this “Amendment”‘) is made and entered into as of October 13, 2009, by and between the following parties:

(a)	Paul G. Allen (the “Undersigned Holder”); and

(b)	Charter Investment, Inc. (“CII”); and

(c)	Charter Communications, Inc., a Delaware corporation (“CCI” or the “Company” and the Undersigned Holder, CII and the Company, each, a “Party”, and collectively, the “Parties”).

RECITALS

WHEREAS, the Company and the Undersigned Holder are parties to that certain Restructuring Agreement dated as of February 11, 2009, as amended on July 30, 2009 and September 24, 2009 (as so amended, the “Agreement”) governing certain matters regarding the proceedings commenced on March 27, 2009 (the “Petition Date”) upon the filing by CCI and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) of a voluntary petition for relief pursuant to chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, pursuant to the Agreement, the Undersigned Holder agreed to support a plan of reorganization consistent in all material respects with, and on terms and conditions no less favorable than, the terms and conditions set forth in the Agreement and the Term Sheet incorporated therein;

WHEREAS, in accordance with the Agreement, on March 27, 2009, the Debtors filed the Debtors’ Joint Plan of Reorganization Pursuant to chapter 11 of title 11 of the United States Code, which plan of reorganization has subsequently been modified in accordance with the Agreement, including the non-material modifications to the plan of reorganization filed with the Bankruptcy Court on May 7, 2009 and July 15, 2009 (as the same may be amended from time to time in accordance with the terms of the Agreement, the “Plan”); and

WHEREAS, the Parties hereto wish to amend the Agreement to the extent provided herein.

AMENDMENT TO THE AGREEMENT

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. The Company’s Responsibilities.  Section (4)(b)(v) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(v)
cause the Effective Date of the Plan to occur no later than on or before November 2, 2009; but notwithstanding the following proviso in no event shall the Confirmation Date occur in December; provided, that if consents, approvals or waivers required to be obtained from governmental authorities in connection with the Plan with respect to Franchises, licenses and permits covering areas serving at least 80% of the basic subscribers have not been obtained on or before November 2, 2009, then cause the Effective Date of the Plan to occur no later than on or before December 15, 2009; and”

2. Termination.  Section (8)(a)(vii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(vii)
the later of either (a) the Effective Date shall not have occurred on or before November 2, 2009 or (b) if consents, approvals or waivers required to be obtained from governmental authorities in connection with the Plan with respect to Franchises, licenses and permits covering areas serving at least 80% of the basic subscribers have not been obtained on or before November 2, 2009, and all other conditions precedent to the Effective Date shall have been satisfied before November 2, 2009 or waived by the Requisite Holders (other than those conditions that by their nature are to be satisfied on the Effective Date), then the Effective Date shall not have occurred on or before December 15,  2009;”

MISCELLANEOUS

3. Definitions.  Capitalized terms used in this Amendment, but not otherwise defined herein, shall have the meanings set forth in the Agreement.

4. Full Force and Effect.  Except as amended by this Amendment, the Agreement continues in full force and effect, and the Parties hereto hereby ratify and confirm the Agreement, as amended hereby.  All reference to the “Agreement,” “herein,” “hereof,” “hereunder” or words of similar import in the Agreement shall be deemed to include the Agreement as amended by this Amendment.

5. Execution of this Amendment.  This Amendment may be executed and delivered (by facsimile or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.  Except as expressly provided in this Amendment, each individual executing this Amendment on behalf of a Party has been duly authorized and empowered to execute and deliver this Amendment on behalf of said Party.

6. Governing Law; Consent to Jurisdiction and Venue.  THIS AMENDMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PRINCIPLES THEREOF.  By its execution and delivery of this Amendment, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding with respect to any matter under or arising out of or in connection with this Amendment or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought exclusively in the Bankruptcy Court in the Southern District of New York.  By execution and delivery of this Amendment, each of the Parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding.

7. Captions: Construction.  The headings of Sections in this Amendment are provided for convenience only and shall not affect its construction or interpretation.

8. No Third Party Beneficiaries.  This Amendment is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable benefit, claim, cause of action, remedy or right of any kind.

9. Entire Agreement.  The Agreement, as amended by this Amendment, supersedes all prior agreements between the Parties hereto with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to their subject matter.

10. Retroactive Effect.  This Amendment shall be deemed to have been executed prior to the Petition Date and the Parties agree that under no circumstances shall the Agreement, as amended by this Amendment or otherwise, be treated as a postpetition agreement.

IN WITNESS WHEREOF, the Parties have entered into this Amendment on the day and year first written above.

CHARTER COMMUNICATIONS, INC.

By:	/s/ Eloise Schmitz
Name:	Eloise Schmitz
Title:	Chief Financial Officer

/s/ Paul G. Allen
PAUL G. ALLEN

CHARTER INVESTMENT, INC.

By:	/s/ William McGrath
Name:
Title: